Exhibit 3.5

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
EQGP SERVICES, LLC

This FIRST AMENDMENT (this “First Amendment”) TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “LLC Agreement”) of EQGP Services, LLC, a Delaware limited liability company (“EQGP GP”), dated effective as of 10:02 a.m. Eastern time on February 22, 2019, is adopted, executed and agreed to by Equitrans Gathering Holdings, LLC, a Delaware limited liability company (the “EGH”), as the sole member of EQGP GP (in such capacity, the “Sole Member”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 13, 2019 (the “Merger Agreement”), by and among Equitrans Midstream Corporation, a Pennsylvania corporation, EGH, Equitrans Midstream Holdings, LLC, a Delaware limited liability company, EQM GP Corporation, a Delaware corporation, EQM Midstream Partners, LP, a Delaware limited partnership (“EQM”), EQM Midstream Services, LLC, a Delaware limited liability company (“EQM GP”), Equitrans Merger Sub, LP, a Delaware limited partnership, Equitrans Transaction Sub GP, LLC, a Delaware limited liability company, EQGP Holdings, LP, a Delaware limited partnership (“EQGP”) and EQGP GP, EQM GP has agreed to transfer, assign and convey to EQGP GP all of the EQM GP’s right, title and interest in and to the non-economic general partner interest in EQM and, immediately following the Exchange (as defined in the Merger Agreement), EQGP GP will be admitted to EQM as the General Partner (as defined in the Second Amended and Restated Agreement of Limited Partnership of EQM, dated as of October 12, 2018) of EQM, as amended; and

WHEREAS, pursuant to the terms of the Merger Agreement, EQGP GP has agreed to transfer, assign and convey to EQM GP all of EQGP GP’s right, title and interest in and to the non-economic general partner interest in EQGP and, immediately following the Exchange, EQM GP will be admitted to EQGP as the general partner of EQGP; and

WHEREAS, the Parties desire to enter into this First Amendment to authorize EQGP GP to act as the general partner of EQM.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the LLC Agreement is hereby amended as follows:

1.             Amendment to Section 1.1.  Section 1.1 of the LLC Agreement is hereby amended simultaneous with the GP Admissions (as defined in the Merger Agreement)as follows:

(a)           Section 1.1 to the LLC Agreement is hereby amended by restating the defined term “Partnership” as follows:

“Partnership” means EQM Midstream Partners, LP, a Delaware limited partnership.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of EQM Midstream Partners, LP, dated as of October 12, 2018, as amended, supplemented or restated from time to time.

2.             Counterparts.  This First Amendment may be executed in any number of counterparts (including facsimile and .pdf counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument. Delivery of a copy of this First Amendment bearing an original signature by facsimile transmission or by electronic mail exchange of signature pages shall have the same effect as physical delivery of the paper document bearing the original signature.

3.             Ratification of the LLC Agreement.  Except as amended by this First Amendment, all other terms of the LLC Agreement shall continue in full force and effect, remain unchanged and are hereby ratified and confirmed in all respects.

4.             Governing Law.  THIS FIRST AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH JURISDICTION.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the first date written above.

SOLE MEMBER:

EQUITRANS GATHERING HOLDINGS, LLC

By:	/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to

Second Amended and Restated Limited Liability Company Agreement of

EQGP Services, LLC]